Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on form F-10 of Alexco Resource Corp. of our report dated March 11, 2020 relating to the financial statements and effectiveness of internal control over financial reporting of Alexco Resource Corp., which appears in Alexco Resource Corp.’s annual report on Form 40-F for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, BC

Canada
October 16, 2020